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                                                                  Exhibit 3.1(e)

                        CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF INCORPORATION OF
                       HORACE MANN EDUCATORS CORPORATION

HORACE MANN EDUCATORS CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

First, that at a meeting of the Board of Directors of the Corporation held on 23 February 2000, a resolution was adopted setting forth the proposed Amendment to the Certificate of Incorporation of said Corporation, declaring said Amendment to be advisable and calling for submission for consideration of the Amendment to the Stockholders of said Corporation. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED the agenda for the Annual Meeting of the Stockholders shall include the approval of an amendment to the Company,s Certificate of Incorporation provision which would permit Ralph Saul to be eligible for re-election to the Board of Directors at the Annual Meeting for one additional year of service on the Board.

Second, that the proposed amendment to the Certificate of Incorporation was submitted for consideration to the Stockholders at their Annual Meeting held on 25 May 2000 and the Stockholders did approve said amendment by amending ARTICLE FOURTEENTH.

"FOURTEENTH. Any Director who is 72 or more years of age shall retire following completion of his or her then current term in office; however, Ralph S. Saul is eligible for re-election to the Board of Directors for one additional year of service on the Board."

Third, that the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said HORACE MANN EDUCATORS CORPORATION has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by Louis G. Lower II, its President and Chief Executive Officer, and attested by Ann M. Caparros, its Corporate Secretary, this 19 day of June 2000.

                              HORACE MANN EDUCATORS CORPORATION


                              By:   /s/ Louis G. Lower II
                                  ----------------------------------------------
                              Louis G. Lower II, President and Chief
                              Executive Officer

ATTEST:


By:     /s/ Ann M. Caparros
      -----------------------------------
      Ann M. Caparros, Corporate Secretary